                                                                  EXHIBIT 17 (b)

                                    Officers
                 Van Kampen American Capital Distributors, Inc.


NAME                                  OFFICE                             LOCATION
----                                  ------                             --------
Don G. Powell                Chairman & Chief Executive Officer       Houston, TX

William R. Molinari          President & Chief Operating              Oakbrook Terrace, IL
                             Officer

Ronald A. Nyberg             Executive Vice President, General        Oakbrook Terrace, IL
                             Counsel & Assistant Secretary
William R. Rybak             Executive Vice President & Chief         Oakbrook Terrace, IL
                             Financial Officer
Paul R. Wolkenberg           Executive Vice President                 Houston, TX

Robert A. Broman             Sr. Vice President                       Oakbrook Terrace, IL
Gary R. DeMoss               Sr. Vice President                       Oakbrook Terrace, IL
Keith K. Furlong             Sr. Vice President                       Oakbrook Terrace, IL
Douglas B. Gehrman           Sr. Vice President                       Houston, TX
Richard D. Humphrey          Sr. Vice President                       Houston, TX
D. Bruce Johnston            Sr. Vice President                       Oakbrook Terrace, IL
Scott E. Martin              Sr. Vice President, Deputy General       Oakbrook Terrace, IL
                             Counsel & Secretary
Mark T. McGannon             Sr. Vice President                       Oakbrook Terrace, IL
Charles G. Millington        Sr. Vice President & Treasurer           Oakbrook Terrace, IL
Robert S. West               Sr. Vice President                       Oakbrook Terrace, IL
John H. Zimmermann, III      Sr. Vice President                       Oakbrook Terrace, IL

Dominic C. Martellaro        1st Vice President                       Danville, CA
Mark R. McClure              1st Vice President                       Oakbrook Terrace, IL
James J. Ryan                1st Vice President                       Oakbrook Terrace, IL
Michael L. Stallard          1st Vice President                       Oakbrook Terrace, IL
Patrick J. Woelfel           1st Vice President                       Oakbrook Terrace, IL

Laurence J. Althoff          Vice President & Controller              Oakbrook Terrace, IL
James K. Ambrosio            Vice President                           Massapequa, NY
Brian P. Arcara              Vice President                           Buffalo, NY
Sheldon Barker               Vice President                           Moon, PA
Patricia A. Bettlach         Vice President                           Chesterfield, MO
Carol S. Biegel              Vice President                           Oakbrook Terrace, IL
Christopher M. Bisaillon     Vice President                           Oakbrook Terrace, IL
James J. Boyne               Vice President, Associate General        Oakbrook Terrace, IL
                             Counsel & Assistant Secretary
Michael P. Boos              Vice President                           Oakbrook Terrace, IL
Robert C. Brooks             Vice President                           Oakbrook Terrace, IL
Brooksley Burke              Vice President                           Marina Del Ray, CA
William F. Burke, Jr.        Vice President                           Mendham, NJ
Loren Burket                 Vice President                           Plymouth, MN
Christine Cleary Burum       Vice President                           Tampa, FL
Glenn M. Cackovic            Vice President                           Laguna Niguel, CA
Joseph N. Caggiano           Vice President                           New York, NY

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
Richard J. Charlino          Vice President                           Houston, TX
Deanna Margaret Chiaro       Vice President                           Oakbrook Terrace, IL
Scott A. Chriske             Vice President                           Plano, TX
Eleanor M. Cloud             Vice President                           Oakbrook Terrace, IL
Dominick Cocliandro          Vice President & Asst. Treasurer         New York, NY
Michael Colston              Vice President                           Louisville, KY
Suzanne Cummings             Vice President                           Oakbrook Terrace, IL
Ken DeFrancesca              Vice President                           Oakbrook Terrace, IL
Daniel R. DeJong             Vice President                           Oakbrook Terrace, IL
Tracey M. DeLusant           Vice President                           New York, NY
Mark B. Doremus              Vice President                           Houston, TX
Michael E. Eccleston         Vice President                           Oakbrook Terrace, IL
Jonathan Eckard              Vice President                           Tampa, FL
Charles Edward Fisher        Vice President                           Naperville, IL
William J. Fow               Vice President                           Redding, CT
Nicholas J. Foxhoven         Vice President                           Englewood, CO
Charles Friday               Vice President                           Gibsonia, PA
Erich P. Gerth               Vice President                           Piedmont, CA
Richard G. Golod             Vice President                           Annapolis, MD
Timothy D. Griffith          Vice President                           Kirkland, WA
Kyle D. Haas                 Vice President                           Oakbrook Terrace, IL
Daniel Hamilton              Vice President                           Austin, TX
John A. Hanhauser            Vice President                           Philadelphia, PA
John G. Hansen               Vice President                           Oakbrook Terrace, IL
Eric J. Hargens              Vice President                           Orlando, FL
Calvin B. Hays               Vice President                           Richmond, VA
Joseph Hays                  Vice President                           Cherry Hill, NJ
Gergory Heffington           Vice President                           Ft. Collins, CO
Scott F. Heyer               Vice President                           Tampa, Fl
Susan J. Hill                Vice President                           Oakbrook Terrace, IL
David S. Hogaboom            Vice President                           Oakbrooke, IL
Bryn M. Hoggard              Vice President                           Houston, TX
Robert S. Hunt               Vice President                           Phoenix, MD
Lowell Jackson               Vice President                           Norcross, GA
Kevin G. Jajuga              Vice President                           Baltimore, MD
Jeffrey S. Kinney            Vice President                           Overland Park, KS
Dana R. Klein                Vice President                           Oakbrook Terrace, IL
Ann Marie Klingenhagen       Vice President                           Oakbrook Terrace, IL
Frederick Kohly              Vice President                           Miami, FL
David R. Kowalski            Vice President & Director                Oakbrook Terrace, IL
                             of Compliance
Richard D. Kozlowski         Vice President                           Atlanta, GA
Thomas W. Knowles            Vice President                           Cary, NC
Patricia D. Lathrop          Vice President                           Tampa, FL
Brian Laux                   Vice President                           Statten Island, NY
S. William Lehew III         Vice President                           Charlotte, NC
Tony E. Leal                 Vice President                           Daphne, AL
Eric Levinson                Vice President                           San Francisco, CA
Jonathan Listra              Vice President                           Oakbrook Terrace, IL
Walter Lynn                  Vice President                           Flower Mound, TX
Richard M. Lundgren          Vice President                           Oakbrook Terrace, IL
Kevin S. Marsh               Vice President                           Bellevue, WA
Carl Mayfield                Vice President                           Lakewood, CO
Brooks D. McCartney          Vice President                           Puyallup, WA
Anne Therese McGrath         Vice President                           Los Gatos, CA
John Mills                   Vice President                           Kenner, LA

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
Ted Morrow                   Vice President                           Dallas, TX
Robert Muller, JR.           Vice President                           Cypress, TX
Michael D. Ossmen            Vice President                           Oakbrook Terrace, IL
Christopher Petrungaro       Vice President                           Oakbrook Terrace, IL
Anthony Piazza               Vice President                           Old Bridge, NJ
Ronald E. Pratt              Vice President                           Marietta, GA
Craig S. Prichard            Vice President                           Fairlawn, OH
Daniel D. Reams              Vice President                           Royal Oak, MI
Walter E. Rein               Vice President                           Oakbrook Terrace, IL
Michael W. Rohr              Vice President                           Oakbrook Terrace, IL
Suzette N. Rothberg          Vice President                           Plymouth, MN
Jeffrey Rourke               Vice President                           Oakbrook Terrace, IL
Thomas Rowley                Vice President                           St. Louis, MO
Heather R. Sabo              Vice President                           Richmond, VA
Stephanie Scarlata           Vice President                           Bedford Corners, NY
Ronald J. Schuster           Vice President                           Tampa, FL
Jeffrey C. Shirk             Vice President                           Swampscott, MA
Kimberly M. Spangler         Vice President                           Fairfax, VA
Darren D. Stabler            Vice President                           Phoenix, AZ
Christopher J. Staniforth    Vice President                           Leawood, KS
Gary R. Steele               Vice President                           Philadelphia, PA
Richard Stefanec             Vice President                           Los Angeles, CA
Jamesdd D. Stevens           Vice President                           North Andover, MA
William C. Strafford         Vice President                           Granger, IN
Eric Studer                  Vice President                           Flemington, NJ
David A. Tabone              Vice President                           Scottsdale, AZ
James C. Taylor              Vice President                           Naperville, IL
John F. Tierney              Vice President                           Oakbrook Terrace, IL
Curtis L. Ulvestad           Vice President                           Red Wing, MN
Tood Volkman                 Vice President                           Austin, TX
Christopher Walsh            Vice President                           Oakbrook Terrace, IL
Jeff Warland                 Vice President                           Oakbrook Terrace, IL
Sandra A. Waterworth         Vice President and Assistant             Oakbrook Terrace, IL
                             Secretary
Weston B. Wetherell          Vice President, Assoc. General           Oakbrook Terrace, IL
                             Counsel & Asst. Secretary
Harold Whitworth, III        Vice President                           Oakbrook Terrace, IL
Kirk Wiggins                 Vice President                           Arlington, TX
James R. Yount               Vice President                           Mercer Island, WA
Patrick M. Zacchea           Vice President                           Oakbrook Terrace, IL
Billie J. Bronaugh           Asst. Vice President                     Houston, TX
Nicholas Dalmaso             Asst. Vice President & Asst.             Oakbrook Terrace, IL
                             Secretary
Huey P. Falgout, Jr.         Asst. Vice President & Asst. Secretary   Houston, TX
Walter C. Gray               Asst. Vice President                     Houston, TX
Michael B. Kollins           Asst. Vice President                     Oakbrook Terrace, IL
Laurie L. Jones              Asst. Vice President                     Houston, TX
Ivan R. Lowe                 Asst. Vice President                     Houston, TX
Linda S. MacAyeal            Asst. Vice President                     Oakbrook Terrace, IL
Stuart R. Moehlman           Asst. Vice President                     Houston, TX
Gregory S. Parker            Asst. Vice President                     Houston, TX
David B. Partain             Asst. Vice President                     Oakbrook Terrace, IL
Christine K. Putong          Asst. Vice President & Asst. Secretary   Oakbrook Terrace, IL
Michael Quinn                Asst. Vice President                     Oakbrook Terrace, IL
David P. Robbins             Asst. Vice President                     Oakbrook Terrace, IL


Thomas J. Sauerborn          Asst. Vice President                     New York, NY
Bruce Saxon                  Asst. Vice President                     Oakbrook Terrace, IL
Andrew J. Scherer            Asst. Vice President                     Oakbrook Terrace, IL
Traci T. Tighe               Asst. Vice President                     Oakbrook Terrace, IL
David H. Villarreal          Asst. Vice President                     Oakbrook Terrace, IL
Robert A. Watson             Asst. Vice President                     Oakbrook Terrace, IL
Natalie Wilson               Asst. Vice President                     New York, NY
Barbara A. Withers           Asst. Vice President                     Oakbrook Terrace, IL

Gina M. Costello             Asst. Secretary                          Oakbrook Terrace, IL
Cathy Napoli                 Asst. Secretary                          Oakbrook Terrace, IL

Elizabeth M. Brown           Officer                                  Houston, TX
John Browning                Officer                                  Oakbrook Terrace, IL
Leticia George               Officer                                  Houston, TX
Sarah Kessler                Officer                                  Oakbrook Terrace, IL
William D. McLaughlin        Officer                                  Houston, TX
Becky Newman                 Officer                                  Houston, TX
Rosemary Pretty              Officer                                  Houston, TX
Colette Saucedo              Officer                                  Houston, TX
Frederick Shepherd           Officer                                  Houston, TX
Larry Vickrey                Officer                                  Houston, TX
John Yovanovic               Officer                                  Houston, TX

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